Exhibit 99.1

BioTime’s Subsidiary Asterias Biotherapeutics, Inc. Settles Patent Interference Proceedings

MENLO PARK, Calif. & ALAMEDA, Calif.--(BUSINESS WIRE)--May 28, 2014--BioTime, Inc. (NYSE MKT: BTX) and its subsidiary Asterias Biotherapeutics, Inc. (“Asterias”), announced that Asterias has entered into a settlement agreement with ViaCyte, Inc. (“ViaCyte”) concerning certain litigation in the United States District Court for the Northern District of California (Civil Action No. C12-04813) seeking the reversal of two adverse determinations by the United States Patent & Trademark Office with respect to two patent applications in U.S. Patent Interference 105,734, involving U.S. patent 7,510,876 (ViaCyte) and U.S. patent application 11/960,477 (Geron), and U.S. Patent Interference 105,827 involving U.S. patent 7,510,876 (ViaCyte) and U.S. patent application 12/543,875 (Geron), along with four Opposition Proceedings pending before the Australian Patent Office pertaining to priority rights and the validity of each party’s patents relating to endodermal precursor cells. Under the terms of the settlement agreement, the parties granted to each other a royalty free, fully paid license to each other’s technology relating to endoderm lineage cells including definitive endoderm and gut endoderm cells, only to the extent necessary to allow the licensee to make, use, sell, offer for sale, or import endodermal lineage cells.

In determining to settle the patent interference proceedings with a cross-license, Asterias took into account the potential value of the combined patent estate created by the cross-license, the intellectual property needs of Asterias based on its current product development plans, which do not include endoderm cell products, the costs and uncertain outcomes associated with continued litigation, and the opportunity to better focus its resources on advancing its current product development efforts.

About Asterias Biotherapeutics

Asterias Biotherapeutics, Inc. is a biotechnology company focused on the emerging field of regenerative medicine. Asterias’ core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. Asterias plans to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic applications of oligodendrocyte progenitor cells (AST-OPC1) and antigen-presenting dendritic cells (AST-VAC1 and AST-VAC2) for the fields of neurology and oncology respectively. AST-OPC1 was tested for treatment of spinal cord injury in the world’s first Phase 1 clinical trial using human embryonic stem cell-derived cells. Asterias plans to seek FDA clearance to reinitiate clinical testing of AST-OPC1 in spinal cord injury this year, and is also evaluating its function in nonclinical models of multiple sclerosis and stroke. AST-VAC1 and AST-VAC2 are dendritic cell-based vaccines designed to immunize cancer patients against telomerase, a protein abnormally expressed in over 95% of human cancer types. AST-VAC2 differs from AST-VAC1 in that the dendritic cells presenting telomerase to the immune system are produced from human embryonic stem cells instead of being derived from human blood.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage AST-OPC1 and AST-VAC1 programs, banks of cGMP-manufactured AST-OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide including broad issued claims to fundamental platform technologies for the scalable growth of pluripotent stem cells and compositions of matter for several hESC-derived therapeutic cell types, research cell banks, customized reagents and equipment, and various assets relating to the AST-VAC2 program and preclinical programs in cardiology and orthopedics.

Asterias is a member of the BioTime family of companies.

Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of BioTime and its subsidiaries, including Asterias, particularly those mentioned in the cautionary statements found in BioTime's and Asterias’ Securities and Exchange Commission filings. BioTime and Asterias disclaim any intent or obligation to update these forward-looking statements.

CONTACT:
Asterias Biotherapeutics, Inc.
Mary Ann Dunmire, 650-433-2900
mdunmire@asteriasbio.com
or
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com